XFormity, Inc. Completes Burger King Deployment
Thursday November 30, 9:00 am ET

DALLAS--(BUSINESS WIRE)--XFormity Technologies, Inc (OTCBB:XFMY - News). Is pleased to announce that it has completed the deployment of its business intelligence solution, QSRx, for Burger King Corporation for their use with all corporate-owned restaurants in the US and Canada.

"Burger King Corporation represents a tremendous business opportunity for XFormity," said Chris Ball, CEO of XFormity. "Working closely with the Burger King team to demonstrate the impact of our business intelligence solution has been a great experience."

About XFormity Technologies, Inc.

XFormity Technologies, Inc. designs and manages Integrated Business Intelligence solutions as a hosted service, with a focus in the retail / food service industry. The Company is able to rapidly roll out flexible, extensible solutions that offer an immediate ROI to its customer base. More information about XFormity (OTC Bulletin Board: XFMY - News) is available at www.xformity.com.

Contact:
XFormity, Inc.
Chris Ball, CEO, 972-661-1200 ext. 308
chrisb@xformity.com
www.xformity.com